Exhibit 99.1

Goldman Sachs BDC, Inc. Reports First Quarter 2016 Financial Results and Announces Second Quarter Dividend of $0.45 Per Share

Company Release – May 9, 2016

NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (“GS BDC” or the “Company”) (NYSE: GSBD) announced its financial results for the first quarter ended March 31, 2016 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

QUARTERLY HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2016 was $0.58 per share, as compared to $0.52 per share for the quarter ended March 31, 2015, and $0.62 per share for the quarter ended December 31, 2015;

•	The Company announced a second quarter dividend of $0.45 per share payable to shareholders of record as of June 30, 2016, equating to an annualized dividend yield of 9.6% on quarter-end net asset value per share;(1)

•	New investment commitments and fundings were $46.9 million and $50.4 million, respectively, and sales and repayments totaled $30.4 million, resulting in net portfolio growth of $20.0 million;(2)

•	The Senior Credit Fund (“SCF”) investment portfolio grew by 19.2% to $340.5 million at fair value as of March 31, 2016 versus the prior quarter;(2)

•	In February 2016, the Company’s Board of Directors approved a 10b5-1 plan for the Company to repurchase up to $25.0 million of its common stock on a programmatic basis when the market price for the common stock is below the Company’s most recently announced net asset value per share, subject to limitations. The repurchase plan took effect on March 18, 2016 and no stock repurchases were made during the quarter;

•	During the quarter, one investment was placed on non-accrual status. As of March 31, 2016, this was the only investment on non-accrual status in the investment portfolio, and represented 1.2% of total investments at fair value;(2) and

•	The Company’s BBB- rating and stable outlook was reaffirmed by Standard & Poor’s during the first quarter of 2016.

SELECTED FINANCIAL HIGHLIGHTS

		Three months ended
(in $ millions, except per share data)	March 31, 2016	December 31, 2015	March 31, 2015
Investment portfolio, at fair value(2)	$1,086.7	$1,081.1	$909.9
Debt	428.1	419.0	224.0
Net assets	677.7	688.7	687.6

Total investment income	$31.3	$31.9	$26.4
Net investment income after taxes	21.2	22.4	15.7
Net increase in net assets resulting from operations	5.4	1.2	14.0

Per Share Data:
Net asset value per share	$18.67	$18.97	$19.43
Net investment income (loss) per share (basic and diluted)	0.58	0.62	0.52
Earnings per share (basic and diluted)	0.15	0.03	0.46
Regular distribution per share	0.45	0.45	0.45

INVESTMENT ACTIVITY(2)

During the three months ended March 31, 2016, the Company made new investment commitments and fundings of $46.9 million and $50.4 million, respectively, which includes fundings of $3.5 million of previously unfunded commitments. The new investment commitments were comprised of 82.6% in second lien debt and 17.4% in the SCF.

During the three months ended March 31, 2016, the Company had sales and repayments of $30.4 million, primarily across investments in three portfolio companies. The sales and repayments activity was predominately in second lien debt investments.

During the three months ended March 31, 2016, the SCF funded new investments of $56.4 million in four new portfolio companies and six existing portfolio companies. The SCF also had sales and repayments of $1.2 million, resulting in a net portfolio growth of $55.2 million during the quarter. As of March 31, 2016, the SCF’s investment portfolio at fair value was $340.5 million, an increase of 19.2% quarter over quarter.

Summary of Investment Activity for the three months ended March 31, 2016:

	New Investment Commitments		Sales and Repayments
Investment Type	$ Millions	% of Total	$ Millions	% of Total
1st Lien/Senior Secured Debt	$—	—%	$2.2	7.3%
1st Lien/Last-Out Unitranche	—	—%	3.2	10.5%
2nd Lien/Senior Secured Debt	38.7	82.6%	25.0	82.2%
Preferred Stock	—	—%	—	—%
Common Stock	—	—%	—	—%
Investment Funds & Vehicles (SCF)	8.2	17.4%	—	—%

Total	$46.9	100.0%	$30.4	100.0%

PORTFOLIO SUMMARY(2)

As of March 31, 2016, the Company’s investment portfolio had an aggregate fair value of $1,086.7 million, comprised of investments in 39 portfolio companies operating across 27 different industries. The investment portfolio on a fair value basis was comprised of 92.8% secured debt investments (65.9 % in first lien debt (including 27.9% in first lien/last-out unitranche debt) and 26.9% in second lien debt), 2.3% in preferred stock and 4.9% in the SCF.

Summary of Investment Portfolio as of March 31, 2016:

	Investments at Fair Value
Investment Type	$ Millions	% of Total
1st Lien/Senior Secured Debt	$413.6	38.0%
1st Lien/Last-Out Unitranche	303.7	27.9%
2nd Lien/Senior Secured Debt	291.8	26.9%
Preferred Stock	24.6	2.3%
Common Stock	—	—%
Investment Funds & Vehicles (SCF)	53.0	4.9%

Total	$1,086.7	100.0%

As of March 31, 2016, the weighted average yield of the Company’s total investment portfolio at amortized cost and fair value was 10.6% and 11.8%, respectively, as compared to 10.9% and 11.7%, respectively, as of December 31, 2015. The decrease in yield at cost was driven primarily by the classification of the one non-accrual investment as a non-yield bearing instrument.

On a fair value basis, 87.3% of interest-bearing debt investments were in floating rate instruments and 12.7% were in fixed rate instruments.

As of March 31, 2016, the weighted average net debt/EBITDA of the companies in the Company’s investment portfolio increased to 4.5x from 4.3x as of December 31, 2015. The weighted average interest coverage of interest-bearing companies in the investment portfolio decreased to 3.0x from 3.1x as of December 31, 2015. The median EBITDA of the portfolio companies was $26.0 million.

As of March 31 2016, the Company had one investment on non-accrual status, representing 1.2% and 2.3% of the total investment portfolio at fair value and amortized cost, respectively.

As of March 31, 2016, the Company’s investment in the SCF yielded 13.2% at amortized cost and 13.3% at fair value over the trailing four quarters. The SCF’s investment portfolio had an aggregate fair value of $340.5 million, comprised of investments in 26 portfolio companies operating across 19 different industries. The SCF’s investment portfolio on a fair value basis was comprised of 100.0% secured debt investments (93.1% in first lien debt, 2.9% in a first-out portion of first lien unitranche debt and 4.0% in second lien debt). All of the investments in the SCF were invested in debt bearing a floating interest rate with an interest rate floor.

As of March 31, 2016, the weighted average net debt/EBITDA and interest coverage of the companies in the SCF investment portfolio were 3.5x and 3.5x, respectively. The median EBITDA of the SCF’s portfolio companies was $63.4 million. None of the SCF’s investments are on non-accrual status.

RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2016 and December 31, 2015 was $31.3 million and $31.9 million, respectively. The decrease in investment income was driven by lower other income, partially offset by higher prepayment related income. The $31.3 million of total investment income was comprised of $30.3 million from interest income, original issue discount accretion and dividend income(3) and $1.0 million from prepayment income, accelerated accretion/amortization and other income.

Total expenses before taxes for the three months ended March 31, 2016 and December 31, 2015 were $9.9 million and $9.2 million, respectively. The $0.7 million increase in expenses was primarily driven by an increase in incentive fees. The $9.9 million of total expenses were comprised of $3.0 million of interest and credit facility expenses, $5.5 million of management and incentive fees, and $1.4 million of other operating expenses.

Net investment income after taxes for the three months ended March 31, 2016 was $21.2 million, or $0.58 per share, compared with $22.4 million, or $0.62 per share for the three months ended December 31, 2015.

During the three months ended March 31, 2016, the Company had net realized and unrealized depreciation on investments of $(15.8) million, driven by $(26.3) million of unrealized depreciation on certain investments, the majority of which was related to our one non-accrual investment, offset by $10.5 million of unrealized appreciation on certain other investments.

Net increase in net assets resulting from operations for the three months ended March 31, 2016 was $5.4 million, or $0.15 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2016, the Company had $428.1 million of borrowings and $141.9 million of availability under its revolving credit facility. The weighted average interest rate on debt outstanding was 2.47% for the three months ended March 31, 2016. As of March 31, 2016, the Company had cash of $11.8 million and had an investment in an affiliated money market fund of $13.4 million.

The Company’s average and ending debt to equity leverage ratio was 0.62x and 0.63x, respectively, for the three months ended March 31, 2016, as compared with 0.63x and 0.61x, respectively, for the three months ended December 31, 2015.(4) The leverage ratios are within the Company’s target of 0.50x to 0.75x.

The Company’s BBB- rating and stable outlook was reaffirmed by Standard & Poor’s during the first quarter of 2016.

CONFERENCE CALL

The Company will host an earnings conference call on Tuesday, May 10, 2016 at 10:00 am Eastern Time. All interested parties are invited to participate in the conference call by dialing (866) 884-8289; international callers should dial +1 (631) 485-4531; conference ID 87240792. All participants are asked to dial in approximately 10-15 minutes prior to the call, and reference “Goldman Sachs BDC, Inc.” when prompted. For a slide presentation that the Company may refer to on the earnings conference call, please visit the Investor Resources section of the Company’s website at www.goldmansachsbdc.com. The conference call will be webcast simultaneously on the Company’s website. An archived replay of the call will be available from approximately 1:00 pm Eastern Time on May 10 through June 10. To hear the replay, participants should dial (855) 859-2056; international callers should dial +1 (404) 537-3406; conference ID 87240792. An archived replay will also be available on the Company’s webcast link located on the Investor Resources section of the Company’s website. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs BDC, Inc. Investor Relations, via e-mail, at gsbdc-investor-relations@gs.com.

ENDNOTES

(1)	The $0.45 per share dividend is payable on or about July 15, 2016 to holders of record as of June 30, 2016.
(2)	The discussion of the investment portfolio of both the Company and the SCF excludes the investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc.
(3)	Interest income excludes accelerated accretion/amortization of $0.5 million.
(4)	The average debt to equity leverage ratio has been calculated using the average daily borrowings during the quarter divided by average net assets, adjusted for equity contributions. The ending and average debt to equity leverage ratio excludes unfunded commitments.

Goldman Sachs BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

	March 31, 2016 (unaudited)	December 31, 2015
Assets
Investments, at fair value
Non-controlled/non-affiliated investments (cost of $1,080,544 and $1,067,299, respectively)	$1,030,049	$1,032,119
Non-controlled affiliated investments (cost of $9,237 and $9,237, respectively)	3,653	4,048
Controlled affiliated investments (cost of $54,342 and $46,167, respectively)	52,971	44,897
Investments in affiliated money market fund (cost of $13,445 and $10,117, respectively)	13,445	10,117

Total investments, at fair value (cost of $1,157,568 and $1,132,820, respectively)	1,100,118	1,091,181
Cash	11,797	22,710
Receivable for investments sold	1,090	313
Interest and dividends receivable from non-controlled/non-affiliated investments	10,430	10,399
Dividend receivable from controlled affiliated investments	1,275	1,350
Other income receivable from controlled affiliated investments	107	681
Deferred financing costs	5,473	5,775
Other assets	335	350

Total assets	$1,130,625	$1,132,759

Liabilities
Debt	$428,050	$419,000
Interest and credit facility expense payable	379	432
Management fees payable	4,126	4,238
Incentive fees payable	1,404	360
Distribution payable	16,338	16,338
Accrued offering costs	—	40
Accrued expenses and other liabilities	2,615	3,701

Total liabilities	$452,912	$444,109

Commitments and Contingencies

Net Assets
Preferred stock, par value $0.001 per share (1,000,000 shares authorized, no shares issued and outstanding)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 36,306,880 and 36,306,882 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively)	36	36
Paid-in capital in excess of par	719,690	719,690
Accumulated net realized gain (loss)	(2,367)	(2,367)
Accumulated undistributed net investment income	19,225	14,351
Net unrealized appreciation (depreciation) on investments	(57,450)	(41,639)
Allocated income tax expense	(1,421)	(1,421)

TOTAL NET ASSETS	$677,713	$688,650

TOTAL LIABILITIES AND NET ASSETS	$1,130,625	$1,132,759

Net asset value per share	$18.67	$18.97

Goldman Sachs BDC, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the three months ended March 31, 2016	For the three months ended March 31, 2015
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$29,131	$25,078
Dividend income	627	615
Other income	193	129

Total investment income from non-controlled/non-affiliated investments	29,951	25,822
From non-controlled affiliated investments:
Dividend income	11	—

Total investment income from non-controlled affiliated investments	11	—
From controlled affiliated investments:
Dividend income	1,275	550
Other income	107	—

Total investment income from controlled affiliated investments	1,382	550

Total investment income	$31,344	$26,372

Expenses:
Interest and credit facility expense	$3,035	$2,486
Management fees	4,126	3,472
Incentive fees	1,404	3,508
Professional fees	596	591
Administration and custodian fees	226	215
Directors’ fees	224	110
Other expenses	308	219

Total expenses	$9,919	$10,601

NET INVESTMENT INCOME (LOSS) BEFORE TAXES	$21,425	$15,771

Excise tax expense	$213	$25

NET INVESTMENT INCOME (LOSS) AFTER TAXES	$21,212	$15,746

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$—	$—
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	(15,315)	(1,012)
Non-controlled affiliated investments	(395)	(1,415)
Controlled affiliated investments	(101)	714

Net realized and unrealized gains (losses)	$(15,811)	$(1,713)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$5,401	$14,033

Net investment income (loss) per share (basic and diluted)	$0.58	$0.52
Earnings per share (basic and diluted)	$0.15	$0.46
Weighted average shares outstanding	36,306,881	30,314,460
Distribution declared per share	$0.45	$0.45

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com. Information on the website is not incorporated by reference into this press release and is provided merely for convenience.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Goldman Sachs BDC, Inc.

Investor Contact: Katherine Schneider, 212-902-3122

Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.